425 Park Avenue New York, New York 10022-3598 212.836.8000 Fax 212.836.8689 www.kayescholer.com
May 10, 2010
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013
Citigroup Commercial Mortgage Securities Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Citigroup Commercial Mortgage Securities Inc., a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of the offer and sale on a delayed basis of pass-through certificates evidencing ownership interests in mortgage loans or interests therein, and the related preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”).
     The pass-through certificates are issuable in series under separate pooling and servicing agreements, each creating a separate common law trust under the laws of the State of New York as the issuing entity and each among the Registrant as depositor, and a trustee, one or more master servicers and any special servicer, fiscal agent, certificate administrator and/or tax administrator named therein, as identified in the prospectus supplement for such series of pass-through certificates. Each pooling and servicing agreement will be substantially in the form listed as an exhibit to and incorporated by reference in the Registration Statement.
     In rendering this opinion letter, we have examined the Registration Statement and the exhibits thereto and such other documents as we have deemed necessary. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed, to the extent relevant to the opinions expressed herein, (i) the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) any and all necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all documents to which this opinion letter relates, and that the execution, delivery and performance of the documents to which this opinion relates do not contravene the organizational documents of any party, (iv) the enforceability (as limited by bankruptcy and other insolvency laws) of all relevant agreements, (v) the necessary ownership of and/or other rights and interests in assets, and the necessary adequacy and fairness of any consideration therefor, (vi) the accuracy of the representations and warranties as to factual matters, and compliance by the parties thereto with the covenants, contained in any document, and (vii) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws of general applicability affecting the rights of creditors.
     In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the State of New York. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.
     The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.
     Based upon and subject to the foregoing, it is our opinion that:
1.	Each series of pass-through certificates will be legally and validly issued, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

2.	The descriptions of federal income tax consequences appearing under the heading “Federal Income Tax Consequences” in the prospectus and in the form of prospectus supplement contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which those descriptions relate, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the prospectus and form of prospectus supplement included in the Registration Statement under the headings “Federal Income Tax Consequences” and “Legal Matters,” without admitting that we are “persons” within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,
/s/ Kaye Scholer LLP